Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Effective August 31, 2025, Greif, Inc. (the “Company”) completed the sale of its containerboard business, including its CorrChoice sheet feeder network (the “Containerboard Business”), to Packaging Corporation of America (“Purchaser”). The sale of the Containerboard Business was completed in accordance with the terms of a Purchase and Sale Agreement, dated as of June 30, 2025 (the “Purchase and Sale Agreement”), as amended by Amendment No. 1 to Purchase and Sale Agreement, effective as of June 30, 2025 (“Amendment No. 1 to Purchase and Sale Agreement” and, together with the Purchase and Sale Agreement, the “Agreement”), among Purchaser, the Company, as guarantor, and Greif Packaging LLC, a wholly owned subsidiary of the Company, as seller. In accordance with the Agreement, the Company sold the Containerboard Business to Purchaser through the sale and transfer to Purchaser of the equity interests in those subsidiaries of the Company that directly owned the Containerboard Business on the date of closing. The purchase price for the Containerboard Business was $1.8 billion, subject to certain adjustments as set forth in the Agreement.
The results of the Containerboard Business, previously reported in the Company's paper segment, are now classified as a discontinued operation beginning in the third quarter of 2025 and reflected in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025, filed with the Securities and Exchange Commission on August 28, 2025 (the “Third Quarter Form 10-Q”).
The Company has derecognized all the assets and liabilities classified as held for sale from the balance sheet upon completion of the divestiture of the Containerboard Business. The Company intends to use the proceeds from this divestiture to reduce debt by approximately $1.4 billion, and the estimated gain on sale in connection with this divestiture is $1.1 billion. Given these adjustments are limited, they are not reflected in a separate Pro Forma Consolidated Balance Sheet or the Third Quarter Form 10-Q but will be reflected in the Company's upcoming Transition Report on Form 10-KT for the fiscal year ended September 30, 2025.

The following unaudited Pro Forma Consolidated Financial Statements of the Company were derived from its historical Consolidated Financial Statements. The following unaudited Pro Forma Consolidated Statements of Income for each of the years ended October 31, 2024, 2023 and 2022 are presented as if the divestiture of the Containerboard Business had occurred on November 1, 2021. This information should be read together with the historical consolidated financial statements and related notes of the Company included in its Annual Reports on Form 10-K for the years ended October 31, 2024, 2023 and 2022 and the Third Quarter Form 10-Q.
The unaudited Pro Forma Consolidated Financial Statements were prepared in accordance with Article 11 of Regulation S-X and are based upon management’s estimates utilizing the best available information and are subject to the assumptions and adjustments described below and in the accompanying notes to the unaudited Pro Forma Consolidated Financial Statements. They are not intended to be a complete presentation of the Company’s operating results or financial position had the divestiture occurred as of and for the periods indicated, nor do they purport to project the results of operations or financial position for any future period or as of any future date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

GREIF, INC. AND SUBSIDIARY COMPANIES
PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Twelve months ended October 31, 2024
(in millions, except per share amounts)	As Reported	Containerboard Business Divestiture (1)	Notes	Greif Inc. Pro Forma
Net sales	$5,448.1	$1,093.2		$4,354.9
Cost of products sold	4,377.3	921.5		3,455.8
Gross profit	1,070.8	171.7		899.1
Selling, general and administrative expenses	634.5	44.6		589.9
Acquisition and integration related costs	18.5	—		18.5
Restructuring and other charges	5.4	—		5.4
Non-cash asset impairment charges	2.6	—		2.6
(Gain) loss on disposal of properties, plants and equipment, net	(8.8)	0.3		(9.1)
(Gain) loss on disposal of businesses, net	(46.0)	—		(46.0)
Operating profit	464.6	126.8		337.8
Interest expense, net	134.9	88.9	(2)	46.0
Other (income) expense, net	10.1	—		10.1
Income before income tax (benefit) expense and equity earnings of unconsolidated affiliates, net	319.6	37.9		281.7
Income tax (benefit) expense	27.2	5.0		22.2
Equity earnings of unconsolidated affiliates, net of tax	(3.1)	—		(3.1)
Net income	295.5	32.9		262.6
Net income attributable to noncontrolling interests	(26.7)	—		(26.7)
Net income attributable to Greif, Inc.	$268.8	$32.9		$235.9
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$4.66	$0.57		$4.09
Class B common stock	$6.98	$0.85		$6.13
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$4.64	$0.56		$4.08
Class B common stock	$6.98	$0.85		$6.13
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	25.8	25.8		25.8
Class B common stock	21.3	21.3		21.3
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.0	26.0		26.0
Class B common stock	21.3	21.3		21.3

GREIF, INC. AND SUBSIDIARY COMPANIES
PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Twelve months ended October 31, 2023
(in millions, except per share amounts)	As Reported	Containerboard Business Divestiture (1)	Notes	Greif Inc. Pro Forma
Net sales	$5,218.6	$1,043.3		$4,175.3
Cost of products sold	4,072.5	825.8		3,246.7
Gross profit	1,146.1	217.5		928.6
Selling, general and administrative expenses	549.1	38.8		510.3
Acquisition and integration related costs	19.0	—		19.0
Restructuring and other charges	18.7	—		18.7
Non-cash asset impairment charges	20.3	—		20.3
(Gain) loss on disposal of properties, plants and equipment, net	(2.5)	—		(2.5)
(Gain) loss on disposal of businesses, net	(64.0)	—		(64.0)
Operating profit	605.5	178.7		426.8
Interest expense, net	96.3	80.6	(2)	15.7
Non-cash pension settlement charges	3.5	—		3.5
Other (income) expense, net	11.0	(0.2)		11.2
Income before income tax (benefit) expense and equity earnings of unconsolidated affiliates, net	494.7	98.3		396.4
Income tax (benefit) expense	117.8	19.7		98.1
Equity earnings of unconsolidated affiliates, net of tax	(2.2)	—		(2.2)
Net income	379.1	78.6		300.5
Net income attributable to noncontrolling interests	(19.9)	—		(19.9)
Net income attributable to Greif, Inc.	$359.2	$78.6		$280.6
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$6.22	$1.36		$4.86
Class B common stock	$9.32	$2.04		$7.28
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$6.15	$1.34		$4.81
Class B common stock	$9.32	$2.04		$7.28
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	25.6	25.6		25.6
Class B common stock	21.5	21.5		21.5
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.0	26.0		26.0
Class B common stock	21.5	21.5		21.5

GREIF, INC. AND SUBSIDIARY COMPANIES
PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Twelve months ended October 31, 2022
(in millions, except per share amounts)	As Reported	Containerboard Business Divestiture (1)	Notes	Greif Inc. Pro Forma
Net sales	$6,349.5	$1,225.7		$5,123.8
Cost of products sold	5,064.1	951.1		4,113.0
Gross profit	1,285.4	274.6		1,010.8
Selling, general and administrative expenses	581.0	41.1		539.9
Acquisition and integration related costs	8.7	—		8.7
Restructuring and other charges	13.0	—		13.0
Non-cash asset impairment charges	71.0	—		71.0
(Gain) loss on disposal of properties, plants and equipment, net	(8.1)	—		(8.1)
(Gain) loss on disposal of businesses, net	(1.4)	—		(1.4)
Operating profit	621.2	233.5		387.7
Interest expense, net	61.2	33.1	(2)	28.1
Debt extinguishment charges	25.4	—		25.4
Other (income) expense, net	8.9	(0.3)		9.2
Income before income tax (benefit) expense and equity earnings of unconsolidated affiliates, net	525.7	200.7		325.0
Income tax (benefit) expense	137.1	50.4		86.7
Equity earnings of unconsolidated affiliates, net of tax	(5.4)	—		(5.4)
Net income	394.0	150.3		243.7
Net income attributable to noncontrolling interests	(17.3)	—		(17.3)
Net income attributable to Greif, Inc.	$376.7	$150.3		$226.4
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$6.36	$2.54		$3.82
Class B common stock	$9.53	$3.81		$5.72
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$6.30	$2.50		$3.80
Class B common stock	$9.53	$3.81		$5.72
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.3	26.3		26.3
Class B common stock	22.0	22.0		22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.6	26.6		26.6
Class B common stock	22.0	22.0		22.0

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited proforma financial statements include the following pro forma adjustments:

Containerboard Business Divestiture Accounting Adjustments:

(1) These adjustments reflect the results of operations including revenues, costs and expenses attributable to the Containerboard business divestiture. The divestiture meets the criteria to be presented as discontinued operations in accordance with Accounting Standards Codification (“ASC”) 205-20, Presentation of Financial Statements – Discontinued Operations.

(2) Reflects the allocation of interest expense for the twelve months ended October 31, 2024, 2023 and 2022 to give effect of the estimated debt payment using the proceeds from Containerboard business divestiture. In accordance with ASC 205-20, Allocation of Interest to Discontinued Operations, the Company elected to allocate interest expense to discontinued operations for the debt that is not directly attributable to the Containerboard business. Interest expense was allocated based on a ratio of debt repayment expected from sale proceeds to total debt.